Exhibit 21.1

Subsidiaries of DJO Finance LLC

Name	Jurisdiction of Incorporation/Organization
DJO Finance Corporation	Delaware
Encore Medical, L.P.	Delaware
Encore Medical GP, LLC	Nevada
Encore Medical Partners, LLC	Nevada
Chattanooga Europe, B.V.B.A.	Belgium
Empi, Inc.	Minnesota
Empi Corp.	Minnesota
Encore Medical Asset Corporation	Nevada
ReAble Therapeutics Europe GmbH	Germany
Ormed GmbH	Germany
Cefar-Compex Medical AB	Sweden
Compex SARL	Switzerland
Compex Switzerland SARL	Switzerland
Compex Italia SRL	Italy
Cefar-Compex Espana SL	Spain
DJO Nordic AB	Sweden
Compex Medical SA	Switzerland
DJO, LLC	Delaware
dj orthopedics de Mexico S.A. de C.V.	Mexico
DJO Deutschland GmbH	Germany
DJO Nordic A/S	Denmark
DJO Asia-Pacific Ltd.	Hong Kong
DJO Canada Inc.	Canada
DJO UK Ltd.	United Kingdom
DJO Austria GmbH	Austria
DJO Italia SRL	Italian
DJO Benelux B.V.B.A	Belgium
DJO France S.A.S.	France
DJO Iberica Productos Ortopedicos S.L.	Spain
Fabrique Tunisienne Orthopedique SARL	Tunisia
Compex Medical, GMBH	Germany
DJO Australasia Pty. Ltd.	Australia